UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2022

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15915 Katy Freeway Suite 450, Houston, Texas	77094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-4387

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 20, 2022, Viking Energy Group, Inc. (“Viking”) filed with the State of Nevada a Certificate of Correction (the “Certificate of Correction”), which corrected the amended certificate of designation (the “Designation”) of Viking’s Series C Preferred Stock (the “Series C Preferred Stock”), filed on December 24, 2020, to ensure that the intent of Viking and Camber Energy, Inc. (“Camber”) that Camber Energy, Inc.'s control Viking was properly reflected in the Designation, and to correct errors in the Designation that did not properly reflect that intent.

Viking filed an initial Certificate of Correction to the Designation on November 18, 2021, to correct those errors, but deemed such correction insufficient and therefore filed the Certificate of Correction on January 20, 2022, to further clarify the rights associated with the Series C Preferred Stock. The Certificate of Correction corrected errors in the Designation to ensure that (i) the holders of the Series C Preferred Stock have no voting rights until the later of July 1, 2022, or the date on which Camber is no longer entitled to own at least 51% of the outstanding shares of Viking’s common stock; and (ii) each share of Series C Preferred Stock is only convertible into one share of common stock, except that upon any business combination of Viking and Camber whereby Camber acquires substantially all of the outstanding assets or common stock of Viking (a “Combination”), each share of Series C Preferred Stock would convert into the greater of (A) 25,000,000 common shares of Camber (or a number of preferred shares of Camber convertible into that number of common shares of Camber), or (B) that number of common shares of Camber that 25,000,000 shares of Viking common stock at that time would be convertible or exchange into in the Combination (or a number of preferred shares of Camber convertible into such number of common shares of Camber).

The corrections in the Certificate of Correction are effective as of the original filing date with the State of Nevada of the Designation (December 24, 2020), subject to certain exceptions set forth in the Nevada Revised Statutes. The corrections corrected the designations to reflect the original intentions of the parties and to conform such designations to the way the Series C Preferred Stock had been accounted for in practice since the Designation.

The foregoing description of the Certificate of Correction and its contents are qualified in its entirety by the full text of the Certificate of Correction, which is filed as Exhibit 3.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Correction to Designation of Series C Preferred Stock, filed January 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING ENERGY GROUP, INC.

Date: January 21, 2022	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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